UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2013

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 5, 2013, PDVSA-Petróleo S.A. (“PDVSA”) and NuStar Logistics, L.P. (“Logistics”), a wholly owned subsidiary of NuStar Energy L.P. (the “Partnership”), entered into an amendment (the “Amendment”) of that certain Crude Oil Sales Agreement dated effective as of March 1, 2008 (the “CSA Agreement”).  The CSA Agreement was originally entered into between PDVSA and NuStar Marketing LLC (“Marketing”) and was assigned to Logistics in connection with the September 28, 2012 closing of the Asphalt JV transaction, as more particularly described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Partnership’s Current Reports on Form 8-K filed on July 6, 2012 and October 4, 2012.

The Amendment, effective as of October 1, 2012, memorialized the reduction of the amount of crude oil purchased from PDVSA per day from seventy-five thousand (75,000) barrels per day to thirty-thousand (30,000), and the parties waived all claims related to prior delivery or purchasing shortfalls.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.  In addition, the foregoing description of the CSA Agreement is qualified in its entirety by reference to the CSA Agreement, which was filed as Exhibit 10.01 to the Partnership’s Current Report on Form 8-K filed on March 25, 2008 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

By: Riverwalk Logistics, L.P. its general partner

By: NuStar GP, LLC its general partner

Date: July 11, 2013	By:	/s/ Amy L. Perry
Name: Amy L. Perry
Title: Vice President, Assistant General Counsel and Corporate Secretary